State of Delaware
                          Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF HAMPSHIRE GROUP, LIMITED FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1990, AT 10:30 O'CLOCK A.M.



/s/ Michael Harkins, Secretary of State
---------------------------------------

AUTHENTICATION:  *2922580

DATE:  01/15/1991

Department of State (Seal)
Delaware
721015080

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            HAMPSHIRE GROUP, LIMITED
                        PURSUANT TO SECTIONS 242 AND 245
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     HAMPSHIRE GROUP, LIMITED, a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of the State of Delaware on October 27, 1976 under the name of Stahl Instruments, Inc., HEREBY CERTIFIES that this Restated Certificate of Incorporation, restating, integrating and amending its Certificate of Incorporation, was duly proposed by its Board of Directors and adopted by the written consent of its stockholders in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, that any required written notice has been provided to stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware and that the capital of the Corporation is not being reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

     FIRST: The name of this corporation (the "Corporation") is: HAMPSHIRE GROUP, LIMITED

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purpose for which the Corporation is to be conducted or promoted is: To engage in the manufacture and sale of all types of textile products and apparel; and To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     In general, to possess and exercise all of the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Restated Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

         FOURTH:  A.  AUTHORIZED SHARES

     The total number of shares of stock which the Corporation shall have authority to issue is Ten Million One Hundred and Fifty Thousand (10,150,000) shares, of which Ten Million (10,000,000) shares shall have a par value of Ten Cents ($.10) each and shall be designated "Common Stock", and One Hundred Fifty Thousand (150,000) shares shall have a par value of Ten Cents ($.10) each and be Serial Preferred Stock ("Preferred Stock"). The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof.

1. COMMON STOCK

          (a) Dividends. Subject to the preferences and other rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of the funds legally available therefor.

          (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to shareholders shall be distributed equally per share to the holders of Common Stock.

          (c) Voting. The holders of Common Stock shall be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders.

         B. RECLASSIFICATION

     On the date on which this Restated Certificate of Incorporation shall be filed with the Secretary of the State of Delaware (the "Effective Date"), shares of capital stock of the Corporation which were issued and outstanding prior to the reclassifications and amendments contemplated hereby shall be converted into shares of capital stock of the Corporation resulting from such reclassifications and amendments on the basis and in the manner described below:

          (1) Each share of Class A Preferred Stock, $100 par value, except for such shares represented by stock certificates numbered 13, 19, 21 and 23, that shall be outstanding on the Effective Date and all rights in respect thereof shall be changed and converted into 53.055 shares of Common Stock;

          (2) Each share of Class A Preferred Stock, $100 par value, represented by certificates numbered 13, 19, 21 and 23 that shall be outstanding on the Effective Date and all rights in respect thereof shall be changed and converted into one share of Series C Preferred Stock, $50 par value, which series shall be created by the Board of Directors of the Corporation on the Effective Date by the filing of a Certificate of Designation with the Secretary of State of the State of Delaware pursuant to the law of the State of Delaware;

          (3) Each share of Class B Convertible Preferred Stock, $1 par value, that shall be outstanding on the Effective Date and all rights in respect thereof shall be changed and converted into one share of Common Stock;

          (4) No fractional shares shall be issued in connection with the conversion described in subparagraphs (1), (2) and (3) above nor shall any monetary or other consideration be given in lieu thereof. In the event that any fractional share results from any calculation required by this reclassification, the number of shares to be issued shall be rounded-up to the next whole number if the fraction is greater than or equal to one-half or rounded-down to the next lesser whole number if the fraction is less than one-half; and

          (5) Until a certificate or certificates theretofore representing shares of stock converted pursuant to subparagraphs (1), (2) and (3) above have been surrendered to the Corporation in exchange for a certificate or certificates representing the number of shares of stock to be issued pursuant to this reclassification, the certificates evidencing the outstanding shares of Class A Preferred Stock, $100 par value, and Class B Convertible Preferred Stock, $1.00 par value, shall be treated for all corporate purposes as evidencing the ownership of shares of Series C Preferred Stock, $50 par value, or Common Stock as applicable, as though such surrender and exchange had taken place.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by the Board of Directors.

     SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN  WITNESS   WHEREOF,   I  have  signed  this  Restated   Certificate   of
Incorporation this 27th day of December 1990.

HAMPSHIRE GROUP, LIMITED

/s/ Ludwig Kuttner
--------------------------------------
By: Ludwig Kuttner
    Chairman of the Board of Directors
    and Chief Executive Officer


ATTEST:

/s/ Charles Clayton
------------------------------------
By: Charles W. Clayton
    Secretary

                                State of Delaware
                          Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF HAMPSHIRE GROUP, LIMITED FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 1991, AT 10 O'CLOCK A.M.


/s/ Michael Harkins, Secretary of State
-----------------------------------------

AUTHENTICATION:  *2922582

DATE:  01/15/1991

Department of State (Seal)
Delaware
721015081

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                    THE RESTATED CERTIFICATE OF INCORPORATION
                    OF HAMPSHIRE GROUP, LIMITED FILED IN THE
                       OFFICE OF THE SECRETARY OF STATE OF
                          DELAWARE ON DECEMBER 31, 1990


HAMPSHIRE GROUP, LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     1. The name of the corporation is Hampshire Group, Limited.

     2. That a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 31, 1990 and that said Restated Certificate of Incorporation requires correction as permitted by
Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy of said Restated Certificate of Incorporation is contained in Article Fourth, Paragraph B and consists of an incorrect description of a series of preferred stock of Hampshire Group, Limited as having a "par value" of $50 per share instead of the correct description of said stock as having a "stated value" of $50 per share.

     4. Article Fourth of the Restated Certificate of Incorporation is hereby amended and corrected by deleting the word "par" appearing before the word "value" in the sixth line of subparagraph (2) of Paragraph B and in the twelfth line of subparagraph (5) of Paragraph B and by substituting the word "stated" in its stead.

IN WITNESS WHEREOF, I have signed this Certificate of Correction this 11th day of January 1991.

HAMPSHIRE GROUP, LIMITED

/s/ Charles W. Clayton
----------------------------
By:   Vice President


ATTEST:

/s/ Harvey Sperry
----------------------------
Assistant Secretary